FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q4 2023 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: FEBRUARY 22, 2024 / 2:00PM GMT

1

FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Ryan F. Hamilton Morgan Dempsey Capital Management LLC - VP & Portfolio Manager

PRESENTATION

Operator

Welcome to the Sturm, Ruger fourth Quarter 2023 Earnings Conference Call. (Operator Instructions) As a reminder, today's program is being recorded. And now I'd like to introduce your host for today's program, Chris Killoy, President and CEO. Please go ahead, sir.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you. Good morning, and welcome to the Sturm, Ruger & Company Year-End 2023 Conference Call. I'd like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Tom Dineen, our Chief Financial Officer, will then give you the fourth quarter and 2023 financial results, and then I will discuss our operations and the state of the market. After that, we'll get to your questions. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris. We want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements, as contained from time to time in the company's SEC filings, including but not limited to the company's reports on Form 10-K for the year ended December 31, 2023, and on the forms 10-Q for the first, second and third quarters of 2023. Copy of the documents may be obtained by contacting the company or the SEC or on the company website ruger.com/corporate or, of course, the SEC website at sec.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2023, and our forms 10-Q

2

FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

for the first 3 quarters of 2023, which also are posted on our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Now Tom will discuss company's 2023 results.

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

Thanks, Chris. For 2023, Net sales were $544 million and diluted earnings were $2.71 per share. For 2022, net sales were $596 million and diluted earnings were $4.96 per share. For the fourth quarter of 2023, net sales were $131 million and diluted earnings were $0.58 per share. For the corresponding period in 2022, net sales were $149 million and diluted earnings were $1.06 per share.

Our profitability declined in 2023 from 2022 as our gross margin decreased from 30% to 25%. The lower margin was driven by unfavorable deleveraging of fixed costs, resulting from decreased production and sales, inflationary cost increases in materials, commodities, services, wages, energy, fuel and transportation, our product mix shift toward products with relatively lower margins that remain in stronger demand and increased promotional costs.

Our continued focus on financial discipline and the cultivation of long-term shareholder value is evident in our strong debt-free balance sheet. At December 31, 2023, our cash and short-term investments totaled $118 million. Our short-term investments are invested in United States Treasury bills and in a money market fund that invest exclusively in the United States Treasury instruments, which mature within 1 year.

At December 31, 2023, our current ratio was 4.3:1 and we had no debt. Stockholders' equity was $332 million, which equates to a book value of $19 per share, of which $6.74 was cash and short-term investments. In 2023, we generated $34 million of cash from operations. We reinvested $16 million of that back into the company in the form of capital expenditures related to new product introductions and upgrades to our manufacturing equipment and facilities.

We expect our 2024 capital expenditures to total approximately $15 million. In 2023, we returned $123 million to our shareholders through the payment of $111 million of dividends, which included $88 million in the form of a $5 per share special dividend paid in January 2023, and the repurchase of more than 264,000 shares of our common stock in the open market at an average price of $44.71 per share for a total of $12 million.

At December 31, 2023, approximately $75 million still remain authorized for share repurchases. Our Board of Directors declared a $0.23 per share quarterly dividend for shareholders of record as of March 15, 2024, payable on March 28, 2024. As a reminder, our quarterly dividend is approximately 40% of net income and therefore, varies quarter-to-quarter. That's the financial update for 2023. Chris?

3

FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. Consumer demand remained soft throughout most of 2023, likely dampened by inflationary pressure and rising interest rates, leading to a 9% reduction in sales from the prior year. The estimated unit sell-through of our products from the independent distributors to retailers in 2023, decreased 7% compared to 2023 -- excuse me, compared to 2022.

In 2023, NICS background checks, as adjusted by the National Shooting Sports Foundation, decreased 4%. Nevertheless, we remain disciplined and continue to focus on the long term. Reducing production levels were appropriate and offering only modest promotions on select product families, resisting the temptation to enhance short-term results at the expense of our long-term strategy.

As a result, inventory of our products at the independent distributors decreased 39,000 units in 2023 despite the decreased demand. We are encouraged by our increased quarterly sales and profitability in the fourth quarter, and we enter 2024 with a strong debt-free balance sheet, reduced distributor inventories and a full pipeline of new products recently launched into the market and others still under development.

2024 is an exciting year for Ruger, as we're celebrating our 75th anniversary. To honor our proud heritage, we are offering commemorative firearms that will only be available this year, all of which are engraved with our 75th Anniversary logo. Our Mark IV target pistol, featuring a fully adjustable rear sight and undercut Patridge front sight, and a heavy, tapered barrel.

A pair of 10/22 Sporter rimfire carbines, each featuring a stainless steel barrel, silver-finished receiver, polished bolt, and match-sanded butt pad, and an LCP MAX double-stack, ten-round pistol, featuring a stainless steel slide and a silver-anodized aluminum trigger. Also several limited in production additions of other products will be released throughout the year.

The first of these is the Diamond Anniversary Limited Edition 1911 Pistol, which features an attractive, finely detailed, laser-engraved slide. We look forward to announcing more of these one-of-the-kind firearms throughout 2024.

In addition to these 75th anniversary models, we have recently introduced several new products that have been met with strong demand and excitement at the wholesale and retail levels and most importantly, with our customers at the gun counter.

The Ruger American Rifle Generation II, our first update to the American Rifle, which has been tremendously popular since its introduction in 2012. The Gen II models offer an array of new standard features, which include a 3 position tang safety, an eye-catching splatter painter ergonomic stock with length of (inaudible) height adjustability and a Cerakote finish spiral fluted barrel.

The 60th Anniversary 10/22 Carbine, the Sixth Edition of the Ruger Collector's Series, features a stainless steel barrel and silver-finished receiver paired with a Gray Magpul Hunter X-22 stock, a blackened bolt

4

FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

laser engraved with a unique 60th Anniversary marking, and a red bolt handle and trigger.

Also have the Mini-14 with side-folding stock, reminiscent of the original side-folding Mini-14 rifles made popular in 1970s. And the LC Carbine chambered in .45 Auto featuring a threaded barrel, adjustable folding stock, Ruger Rapid Deploy folding sights, and ambidextrous controls.

Recently, there were some changes to the requirements for pistols to be sold in California. Consequently, 5 Ruger pistols were added to the California roster of certified handguns, including a Mark IV 22/45, SR22, and LCP and the fully featured Ruger MAX-9 pistol.

These models are the first that Ruger has been able to introduce to consumers in California in over 10 years, and we look forward to offering more quality Ruger pistols to the California roster in 2024. New product sales, which include only major new products that were introduced in the past 2 years, represented $122 million or 23% of firearm sales in 2023.

That's an increase from $78 million or 14% of sales in 2022. This includes the MAX-9 pistol, the Security-380 pistol, the Super Wrangler revolver, the LCP MAX pistol, Marlin lever-action rifles, the LC Carbine, Small-Frame Autoloading Rifle, and most recently American Centerfire Rifle Gen II.

We remain hard at work and look forward to introducing additional innovative Ruger Marlin firearms in 2024. All of our new products in many of our classic firearms were on display at last month's SHOT Show in Las Vegas. It was an exciting show and a great way to catch with wide variety of retailers and other industry attendees. We cohosted a 75th anniversary event along with the folks from Hornady Ammunition, who were also celebrating 75th anniversary this year.

It was a memorable evening that honored the industry -- honored the history and enduring achievements of 2 American leaders of our industry. We look forward to adding the next chapter of our proud legacy in 2024 and our diverse and growing catalog products, robust debt-free balance sheet, commitment to a long-term strategy of generating and returning shareholder value have us well positioned to do so. Operator, may we have the first question?

QUESTIONS AND ANSWERS

Operator

Certainly, one moment for our first question. And our first question comes from the line of Mark Smith from Lake Street.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

First question for me is just looking at the quarter here, mix impact during the quarter and maybe any impact that, that had on ASP.

5

FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Mark, Chris here. Yes, I think when you look at our average selling price in the quarter, kind of 2 things stand up. The backlog actually went up in Q4 largely based on some of the high-priced models that were introduced, i.e., additional Marlin Centerfire lever actions and additional orders for the SFAR rifle. However, the average sales price of orders received, when you look at that went down slightly from, say, Q1 level and Q2, up from Q3.

And that's really because we're selling a lot of products like the repositioned LCP MAX, the original LCP that we repositioned that price. And so all that combined resulted in good unit sales, but the lower average sales price of those guns going out.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And I thought the orders look strong here during the quarter. Is there any risk? Or should we be looking at? Do you feel like you pulled maybe some forward from Q1, which is typically a really strong order -- quarter.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Not really. We have a lot of new products launched in Q4, particularly the American Rifle Gen II and addition -- additional Marlin SKUs that really impacted that order rate. So the order rate was strong. There's all things that we expect to fulfill going forward, as we go out into 2024. So I definitely don't think it was anything pulled forward. It really had to do with the new product launches that went out in Q4.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And then inventory, your own as well as distributor inventory went down, one of the better quarters here in the last couple of years. What's kind of your comfort level? How do you feel about where the kind of channel inventory is today?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think we're feeling pretty good about that. Like you said, distributor inventory over the course of the year was down about 30,000. We were up about the same amount, but overall, pre-balance. So we'd like to target our distributors around 6 terms. And so right now, they're right about in that strike zone. And we feel pretty good about that. We don't see any sore spots in their inventory.

Some of the items that we repositioned through the course of 2023 were intended to help distributors move some of their problematic inventory, where they're a little higher in certain categories than they'd like to be, and we think we were effective in doing that.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And then just looking at the expense side of things, operating expenses were a little higher than we'd expected. Anything going on there, do you feel like there's places maybe to cut going forward? Or is this kind of a buildup coming into what could be a good year in '24. Any insight in kind of where your

6

FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

expenses were and maybe anything in the outlook for 2024 would be great.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. I think we saw a slight uptick from 2022. We're about where we were in 2021, if I recall, on the operating expenses. A lot of that has to do with 2022. We had still, for example, had not gone to the SHOT Show. We had a couple of expenses that were not in there versus 2023. We have a full complement of trade shows. But there are certainly scenarios we need to look at in terms of making sure we have our expenses under control, cut some of those expenses where we can and try to boost our profitability. That's an active effort that's underway as we speak.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And the last one, Chris, just got a big picture. As we look at historically, going into an election year, we would look for a pretty solid demand, as you look into your crystal ball, any thoughts on kind of where the consumer is at and demand for firearms this year?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, that's a good question. And (inaudible) when we look to plan the year out. At least right now, we're seeing things fairly stable, and we're not seeing any outsized demand in any particular product categories other than our new products. We're seeing things like at the recent shows, at the great American Outdoor Show at Harrisburg, Pennsylvania, Western Hunting & Conservation Expo in Salt Lake City. Tremendous demand for some of our new products.

So that's very positive. But given the election year come out, I think if there's any impact there will probably be in the back half of the year. We're not seeing anything right now. And I just don't know beyond that what we may see this year. Historically, some things, whether it's sabre-rattling about additional regulatory impact or gun control, may drive sales, but I just don't know at this point. We're not seeing anything yet.

Operator

(Operator Instructions) And our next question comes from the line of Ryan Hamilton from Morgan Dempsey.

Ryan F. Hamilton Morgan Dempsey Capital Management LLC - VP & Portfolio Manager

Could you walk me through the cadence for 2023 regarding inflation, maybe and what you're seeing in 2024? Is it picking up? Is it -- maybe where you're at, is it picking up, slowing down, maybe where you're at?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I think we're seeing persistent price increases. We didn't see things decrease in price in our commodities and things of that nature, but we're not seeing the same level of increase as we did in the beginning of the year. So I'd say it's fair to say it's certainly tapered off and probably stable where we are right now. Now some things certainly are more sticky than others in certain categories, certain commodities, wages

7

FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

and things of that nature.

Ryan F. Hamilton Morgan Dempsey Capital Management LLC - VP & Portfolio Manager

And where are you being pinched. I mean you just brought up wages. As far as commodities go, where are you still being pitched the most?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I think some of it's availability. Some of it's in our -- when we look at steel, aluminum, even wood, for example, the quality of the ability to get quality walnut for some of our rifles is one of those commodities that not many other manufacturers are concerned about, but that's one that try to get quality walnut at a reasonable price is something that negatively impacts profitability or impacts the price of the firearm going out the door.

Ryan F. Hamilton Morgan Dempsey Capital Management LLC - VP & Portfolio Manager

So you're not having a hard time getting it, you're just having to pay more for it?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

There are a few things we're having a hard time. And like I said, the wood in particular, getting good quality, highly configured walnut when you're looking for it for a #1 rifle or an M77 wood stock rifle, those are things that are harder and harder to find.

And so our buyers are always constantly looking for new sources and trying to make sure we're getting the best quality product we can because we have our own wood shop. So we're turning those with blanks up in Newport, New Hampshire and then putting it on our products at our factories, both in New Hampshire and North Carolina.

Ryan F. Hamilton Morgan Dempsey Capital Management LLC - VP & Portfolio Manager

Got it. When looking at Marlin, it appears that you aren't fully meeting the demand that's out there. Could you kind of comment a little bit on that and what you -- what levers you guys can pull to maybe either get more rifles to market?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, as you may know, this year, we turned on the 1894 line. So the 1894 line really doubles our capacity in total Marlin production. We have one line, we call a round bolt line that makes the 1895s and 336s. The other line makes the 1894. 1894s are the 44 magnums and 357 magnum rifles, which receiving tremendous demand, just like the originals that we launched in the 45-70. That's good news.

And it's been a continuing challenge to get those ramped up to try to meet demand. The team down the Marlin is doing an awesome job. We still have room to grow, and we're chasing that demand hard. We're trying to be conscious of the fact that we have to maintain quality first, as we chase the demand. I mean these are quality rifles.

8

FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

Our customers expect them to be quality made, and I think we're delivering on that commitment, but we've got to be careful to make sure we don't try to go too fast and deliver rifles that are not up to snuff to what our Ruger Marlin customers are expecting.

Ryan F. Hamilton Morgan Dempsey Capital Management LLC - VP & Portfolio Manager

Right. No, that is great news. And then as I usually ask on these calls, could you touch a little bit on the accessories business and what you're seeing there?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, the accessories business is a profitable segment for us for sure, particularly out of our ShopRuger segment, particularly when it comes to things that we make like our magazines, our BX1 magazines, our BX-25 magazines, et cetera, and we ran a promotion in -- at the beginning of Q4 that included ShopRuger. It provided -- if a consumer bought an American Rifle Generation I, they were able to redeem it for $100 ShopRuger gift card.

And that helped drive both sales of the generation -- Gen I American rifles before the launch of the Gen IIs. And it also helped increase sales at -- on our ShopRuger segment and drive traffic there and frankly, got a lot of new customers in the ShopRuger so we're very pleased with the results of that promo.

Operator

And our next question comes from the line of Rommel Dionisio from Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

I know in your prepared comments, you talked about product mix shift in 2023 being somewhat adverse. I wonder if you could just maybe give us a feel for the strong orders you got in the fourth quarter and the new products that you've launched, how we should think about product mix going into 2024?

And as a follow-up to that, I know you guys have done a great job over the years, really engineering cost out of the product line. And I wonder if you could just talk about some of the initiatives there to better position your gross margins.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Rommel. I wouldn't call it adverse product mix as much as we had some lines that like -- you take our original LCPs, the 37-01 was model number. When we started to look at where the market was, where the competition was, we looked at that and said we need to reposition the price. We have a great gun, market-leading position with that gun, but we know we can get our volume back up when we reposition that model.

So that's part of the actions we took on the -- that original LCP. We also did it with the MAX-9 and the Security-9 pistols. So between that and then doing some things like ramping up some of the lines that we neglected during COVID when we're pushing hard on certain other segments, things like single-action

9

FEBRUARY 22, 2024 / 2:00PM GMT, Q4 2023 Sturm Ruger & Company Inc Earnings Call

revolvers, our team up in Newport has done a great job getting that back up and running to kind of our historical levels. And so those lines, while they're in a lot of demand, they're also hard to make, and they're not as high in margin as we like.

But I would tell you that the folks are working every week. We've got new kaizens going on in all factories to take costs out, reduce our -- reduce manufacturing costs, make the line safer for the folks working it. And so I'm optimistic that those kaizens will continue to yield results for us.

Operator

This does conclude the question-and-answer session of today's program. I'd like to hand the program back to Chris Killoy, President and CEO, for any further remarks.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you. In closing, I'd like to start by thanking all of you for attending our call this morning and for our shareholders for their continued investment in our company. And I would like to thank our loyal customers and the 1,800 hard-working members of the Ruger team, who design, manufacture and sell rugged reliable firearms every day in our American factories. I hope you'll be able to join us at our virtual 2024 Annual Meeting on Thursday, May 30. Further details will become available in April. Thank you.

Operator

Thank you, ladies and gentlemen, for your participation in today's conference. This does conclude the program. You may now disconnect. Good day.

DISCLAIMER

Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes

In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS REFINITIV'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2024 Refinitiv. All Rights Reserved.

10